Exhibit 99.3

UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 24, 2005, ValueClick, Inc. (“ValueClick” or the “Company”) completed the acquisition of Web Marketing Holdings, Inc. (“Web Clients”). Pursuant to the merger agreement, ValueClick acquired all of the outstanding capital stock of Web Clients for an aggregate purchase price of $142.5 million, consisting of cash of approximately $122.2 million, approximately 1.8 million shares of ValueClick common stock valued at approximately $18.4 million, fully-vested stock options issued valued at approximately $1.5 million, and transaction costs of the acquisition of approximately $408,000.

The following unaudited pro-forma condensed combined statement of operations combines the pro-forma results of operations of ValueClick and the historical operating results of Web Clients for the year ended December 31, 2004 and for the six-month period ended June 30, 2005 as if the acquisition had occurred as of January 1, 2004.  The pro-forma ValueClick condensed combined statement of operations reflects the historical results of ValueClick for the year ended December 31, 2004 and for the six-month period ended June 30, 2005, adjustments to reflect the unaudited operating results of E-Babylon, Inc. prior to its acquisition by ValueClick in June 2005, adjustments to reflect the unaudited operating results of Pricerunner AB prior to its acquisition by ValueClick in August 2004, and additional pro-forma adjustments related to these acquisitions, to give effect to these acquisitions as if they had occurred January 1, 2004.

The pro-forma condensed combined statements of operations should be read in conjunction with the separate financial statements and related notes thereto of ValueClick, as filed with the Securities and Exchange Commission (“SEC”) in its Form 10-K filed March 31, 2005 and its Form 10-Q filed August 9, 2005, and in conjunction with the separate financial statements and related notes thereto of Web Clients included as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K/A.

The consolidated balance sheet of ValueClick as of June 30, 2005 included in ValueClick’s Form 10-Q filed with the SEC on August 9, 2005 reflects the acquisition of Web Clients.  As such, no pro-forma condensed combined balance sheet is included in this Form 8-K/A.

These pro-forma condensed combined results of operations are not necessarily indicative of the combined results of operations had the acquisitions occurred at the beginning of the periods indicated above or the future results of operations.  In the opinion of ValueClick’s management, all significant adjustments necessary to reflect the effects of the merger that can be factually supported within SEC regulations covering the preparation of pro-forma financial statements have been made. The pro-forma adjustments as presented are based on estimates and certain information that is currently available to ValueClick’s management. Such pro-forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

VALUECLICK, INC.

AND WEB MARKETING HOLDINGS, INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share amounts)

	Pro-forma ValueClick	Web Marketing Holdings, Inc. (Successor)	Web Clients, Inc. (Predecessor)	Pro-forma adjustments		Pro-forma combined
		May 18 – Dec. 31	Jan. 1 – May 17

Revenue	$190,671	$41,057	$17,985	$(82	)A	$249,631
Cost of Revenue	58,760	23,289	8,457	(82	)A	90,424
Gross Profit	131,911	17,768	9,528	—		159,207

Operating Expenses:

Sales and marketing	41,905	1,100	650	—		43,655
General and administrative	30,861	4,378	4,572	—		39,811
Technology	16,916	414	239	—		17,569
Stock-based compensation	739	97	4,903	—		5,739
Amortization of intangible assets	6,725	1,209	4	4,581	C	12,519
Restructuring benefit	(1,003)	—	—			(1,003)
Total Operating Expenses	96,143	7,198	10,368	4,581		118,290

Income from operations	35,768	10,570	(840)	(4,581)		40,917
Gain on sale of equity interest in Japan subsidiary	8,007	—	—	—		8,007
Interest income (expense), net	2,973	(1,608)	—	(449	)D	916
Other income (expense), net	(25)	(5,869)	—	—		(5,894)
Income before taxes and minority interest	46,723	3,093	(840)	(5,030)		43,946
Income tax expense (benefit)	(40,969)	3,695		(2,012	)E	(39,286)
Income before minority interest	87,692	(602)	(840)	(3,018)		83,232
Minority share of loss (income) in consolidated subsidiary	130	(56)	(80)	—		(6)
Net income	$87,822	$(658)	$(920)	$(3,018)		$83,226

Basic net income per common share	$1.09					$1.01
Diluted net income per common share	$1.04					$0.97

Weighted-average shares outstanding—Basic	80,216			1,804	F	82,020
Weighted-average shares outstanding—Diluted	84,191			1,804	F	85,995

See Notes to Unaudited Pro-forma Condensed Combined Statements of Operations.

VALUECLICK, INC.

AND WEB MARKETING HOLDINGS, INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

SIX-MONTH PERIOD ENDED JUNE 30, 2005

(in thousands, except per share amounts)

	Pro-forma ValueClick	Web Marketing Holdings, Inc.	Pro-forma adjustments		Pro-forma combined

Revenue	$116,729	$35,168	$(313	)A	$151,584
Cost of Revenue	32,696	20,311	(251	)A	52,756
Gross Profit	84,033	14,857	(62)		98,828

Operating Expenses:
Sales and marketing	28,659	1,462	(62	)A	30,059
General and administrative	18,756	3,526	—		22,282
Technology	9,238	500	—		9,738
Stock-based compensation	99	1,762	(1,659	)B	202
Amortization of intangible assets	3,330	964	1,931	C	6,225
Restructuring expense	4	—	—		4
Total Operating Expenses	60,086	8,214	210		68,510

Income from operations	23,947	6,643	(272)		30,318
Gain on sale of equity interest in Japan subsidiary	—	—	—		—
Interest income (expense), net	2,437	(1,437)	(284	)D	716
Other expense, net	(32)	(415)	—		(447)
Income before taxes and minority interest	26,352	4,791	(556)		30,587
Income tax expense (benefit)	9,507	2,357	(228	)E	11,636
Income before minority interest	16,845	2,434	(328)		18,951
Minority share of income in consolidated subsidiary	—	(31)	—		(31)
Net income	$16,845	$2,403	$(328)		$18,920

Basic net income per common share	$0.20				$0.22
Diluted net income per common share	$0.20				$0.22

Weighted-average shares outstanding—Basic	82,471		1,734	F	84,205
Weighted-average shares outstanding—Diluted	85,091		1,734	F	86,825

See Notes to Unaudited Pro-forma Condensed Combined Statements of Operations.

VALUECLICK, INC.

AND WEB MARKETING HOLDINGS, INC.

NOTES TO PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

NOTE 1—VALUECLICK, INC.

ValueClick, Inc. (“ValueClick” or the “Company”), a Delaware corporation, offers a suite of products and services that enable marketers to advertise and sell their products through all major online marketing channels—display/Web advertising, search marketing, email marketing, lead generation marketing, comparison-shopping, promotional and industry-focused online content and affiliate marketing. Additionally, the Company provides software that assists advertising agencies and other companies with information management regarding their financial, workflow and offline media planning and buying processes.

In June 2005, the Company completed the acquisition of E-Babylon, Inc. (“E-Babylon”), a leading marketer of ink jet cartridges and toner. The results of E-Babylon’s operations are included in the Company’s consolidated financial statements beginning June 1, 2005.  Under the terms of the agreement, ValueClick acquired all of the outstanding capital stock of E-Babylon for an aggregate purchase price of approximately $14.8 million, consisting of cash of approximately $14.7 million and transaction costs of the acquisition of approximately $104,000.

In August 2004, the Company completed the acquisition of Pricerunner AB (“Pricerunner”), a leading provider of online comparison-shopping services in Europe. The results of Pricerunner’s operations are included in the Company’s consolidated financial statements beginning August 1, 2004.  Under the terms of the agreement, ValueClick acquired all of the outstanding capital stock of Pricerunner for an aggregate purchase price of approximately $30.1 million, including cash of approximately $26.9 million, approximately 263,000 shares of ValueClick common stock valued at approximately $2.0 million, and transaction costs of the acquisition of approximately $1.2 million.

NOTE 2—WEB MARKETING HOLDINGS, INC.

Web Marketing Holdings, Inc. (“Web Clients”) is a provider of results-based on line advertising.  Web Clients offers a broad range of integrated media, technology and data solutions to advertisers, ad agencies, web publishers, and merchants under the trade names Webclients.net and I-Deal Direct Interactive.  Web Clients was acquired by the Company effective June 24, 2005.  Web Clients acquired the net assets of Web Clients, Inc. including its wholly-owned subsidiaries on May 18, 2004 (the “May 18th Transaction”).   The May 18th Transaction was consummated to provide liquidity to the previous shareholders of Web Clients, Inc. and there was no change in the operational structure of the business.  As such, the statement of operations for Web Clients for the year-ended December 31, 2004 includes the results of operations for both the successor and predecessor entities.

In connection with the May 18th Transaction, Web Clients recorded a non-recurring stock-based compensation charge of $4.9 million that was unrelated to the acquisition by ValueClick.  This non-recurring stock-based compensation charge has not been adjusted for purposes of the pro-forma presentation for the year ended December 31, 2004.

Subsequent to the May 18th Transaction and through December 31, 2004, Web Clients recorded an expense of $5.9 million related to the change in the fair value of a derivative instrument.  The expense recorded in the six-month period ended June 30, 2005 related to this derivative instrument was $415,000.  This derivative instrument was cancelled as of the acquisition date by ValueClick and there will be no further charges to income for this instrument.  However, as the $5.9 million and $415,000 charges were unrelated to the acquisition by ValueClick, they have not been adjusted for purposes of the pro-forma presentation.

NOTE 3—PRO-FORMA ADJUSTMENTS

The pro-forma adjustments on the attached pro-forma condensed combined statements of operations for ValueClick and Web Clients include the following:

A.           The elimination of historical revenue and expenses resulting from transactions between ValueClick and Web Clients.

B.             The elimination of non-recurring stock compensation charges recorded by Web Clients during the six-month period ended June 30, 2005.  In connection with the acquisition by ValueClick, certain stock options of Web Clients were accelerated, resulting in a compensation charge of $1.7 million for the difference between the fair value of the underlying Web Clients shares and the exercise price of the options.  As this stock compensation charge is non-recurring and directly related to the acquisition, it has been excluded for pro-forma presentation purposes.

C.             The increase in intangible asset amortization due to the incremental intangible assets resulting from the acquisition of Web Clients.  As more fully described in the ValueClick Form 10-Q filed with the SEC on August 9, 2005, the following amortizable intangible assets were preliminarily identified with the related useful lives (values in thousands):

Amortizable intangible assets	Useful life (in years)	Value
Customer, affiliate and advertiser relationships	5	18,900
Trademark, trade name and domain name	10	10,800
Developed technology	4	1,400
Other identifiable intangible assets	3	1,740

D.            The decrease in interest income, net, as a result of: 1) assumed interest expense associated with $91.7 million of short-term debt incurred to partially finance the acquisition.  The debt bears interest at the Federal Funds Rate plus 30 basis points.  The assumed interest expense included in the pro forma adjustment was determined by reference to the actual Federal Funds Rate for the periods presented.  A change in the Federal Funds Rate of 12.5 basis points would not have a significant impact on the assumed interest expense; 2) assumed lower interest income due to the utilization of marketable securities to partially finance the acquisition; and 3) a decrease in the interest expense previously recorded by Web Clients related to its debt that was settled at the acquisition date.

E.              The tax impact of the above adjustments, using an assumed statutory tax rate of 40% for the year ended December 31, 2004 and 41% for the six-month period ended June 30, 2005.

F.              The increase in weighted average shares outstanding due to the approximately 1.8 million shares of ValueClick common stock issued in the Web Clients acquisition as if these shares were outstanding effective January 1, 2004.  The dilutive impact of stock options granted in the Web Clients acquisition was insignificant.

NOTE 4—PRO-FORMA VALUECLICK

The pro-forma ValueClick condensed combined statement of operations column reflects the historical results of ValueClick for the year ended December 31, 2004, and for the six-month period ended June 30, 2005, the unaudited operating results of E-Babylon prior to its acquisition by ValueClick in June 2005, the unaudited operating results of Pricerunner prior to its acquisition by ValueClick in August 2004, and pro-forma adjustments to reflect these acquisitions as if they occurred as of January 1, 2004.  The unaudited operating results of Pricerunner were derived from Pricerunner’s historical financial statements which were prepared using the Swedish Krona as the functional currency.  These financial statements have been translated into U.S. Dollars using average exchange rates for the periods presented.

VALUECLICK, INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share amounts)

	Historical ValueClick	Historical Pricerunner prior to acquisition	Historical E- Babylon prior to acquisition	Pro-forma adjustments		Pro-forma ValueClick

Revenue	$169,178	$4,559	$17,040	$(106	)(i)	$190,671
Cost of Revenue	50,762	160	7,838	—		58,760
Gross Profit	118,416	4,399	9,202	(106)		131,911

Operating Expenses:
Sales and marketing	36,000	2,276	3,735	(106	)(i)	41,905
General and administrative	27,168	695	2,998	—		30,861
Technology	15,891	822	203	—		16,916
Stock-based compensation	739	—	—	—		739
Amortization of intangible assets	4,111	—	—	2,614	(ii)	6,725
Restructuring benefit	(1,003)	—	—	—		(1,003)
Total Operating Expenses	82,906	3,793	6,936	2,508		96,143

Income from operations	35,510	606	2,266	(2,614)		35,768
Gain on sale of equity interest in Japan subsidiary	8,007	—	—	—		8,007
Interest income, net	3,665	16	—	(708	)(iii)	2,973
Other income (expense), net	63	—	(88)	—		(25)
Income before taxes and minority interest	47,245	622	2,178	(3,322)		46,723
Income tax expense (benefit)	(40,512)		872	(1,329	)(iv)	(40,969)
Income before minority interest	87,757	622	1,306	(1,993)		87,692
Minority share of loss in consolidated subsidiary	130	—	—	—		130
Net income	$87,887	$622	$1,306	$(1,993)		$87,822

Basic net income per common share	$1.10					$1.09
Diluted net income per common share	$1.05					$1.04

Weighted-average shares outstanding—Basic	80,063			153	(v)	80,216
Weighted-average shares outstanding—Diluted	84,038			153	(v)	84,191

VALUECLICK, INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

SIX-MONTH PERIOD ENDED JUNE 30, 2005

(in thousands, except per share amounts)

	Historical ValueClick	Historical E- Babylon prior to acquisition	Pro-forma adjustments		Pro-forma ValueClick

Revenue	$105,986	$10,822	$(79	)(i)	$116,729
Cost of Revenue	27,073	5,623	—		32,696
Gross Profit	78,913	5,199	(79)		84,033

Operating Expenses:
Sales and marketing	26,367	2,371	(79	)(i)	28,659
General and administrative	17,219	1,537	—		18,756
Technology	9,081	157	—		9,238
Stock-based compensation	99	—	—		99
Amortization of intangible assets	2,685	—	645	(ii)	3,330
Restructuring expense	4	—	—		4
Total Operating Expenses	55,455	4,065	566		60,086

Income from operations	23,458	1,134	(645)		23,947
Gain on sale of equity interest in Japan subsidiary	—	—	—		—
Interest income, net	2,780	—	(343	)(iii)	2,437
Other income (expense), net	—	(32)	—		(32)
Income before taxes	26,238	1,102	(988)		26,352
Income tax expense	9,465	447	(405	)(iv)	9,507
Net income	$16,773	$655	$(583)		$16,845

Basic net income per common share	$0.20				$0.20
Diluted net income per common share	$0.20				$0.20

Weighted-average shares outstanding—Basic	82,471				82,471
Weighted-average shares outstanding—Diluted	85,091				85,091

The pro-forma adjustments on the pro-forma condensed combined statements of operations for ValueClick, Pricerunner and E-Babylon include the following:

(i)                                     The elimination of historical revenue and expenses resulting from transactions between ValueClick and E-Babylon.

(ii)                                  The increase in intangible asset amortization for the year ended December 31, 2004 is due to the amortization of intangible assets resulting from the Pricerunner and E-Babylon acquisitions, accounting for $1.1 million and $1.5 million of the increase, respectively, while the adjustment of $645,000 for the six months ended June 30, 2005 relates entirely to the amortization of E-Babylon intangible assets.  As more fully described in the ValueClick Form 10-K filed with the SEC on March 31, 2005 and the ValueClick Form 10-Q filed with the SEC on August 9, 2005, the following amortizable intangible assets were identified with the related useful lives.  The purchase price allocation for E-Babylon is preliminary and will be finalized upon receipt of a final valuation report (values in thousands).

	Useful life (in years)	Value
Pricerunner amortizable intangible assets:
Customer, affiliate and advertiser relationships	7	7,900
Trademark, trade name and domain name	15	5,100
Developed technology	4	500
Other identifiable intangible assets	1	200

E-Babylon amortizable intangible assets:
Customer relationships	2	2,400
Trademark, trade name and domain name	5	1,300
Developed technology	3	120
Other identifiable intangible assets	5	240

(iii)	The decrease in interest income due to the assumed reduction in marketable securities balance as a result of cash used to consummate the acquisition(s).

(iv)	The tax impact of the above adjustments, using an assumed statutory tax rate of 40% for the year-ended December 31, 2004 and 41% for the six-month period ended June 30, 2005.

(v)

The increase in weighted-average shares outstanding due to the 263,000 shares of ValueClick common stock issued in the Pricerunner acquisition as if these shares were outstanding effective January 1, 2004.